EMPLOYMENT AGREEMENT - AMENDMENT AND RESTATEMENT


     THIS AMENDMENT AND RESTATEMENT (hereinafter referred to as "Agreement") made this 30th day of April, 1997, by and between Derma Sciences, Inc., a Pennsylvania corporation (hereinafter referred to as "Employer") and Robert P. DiGiovine, RPh (hereinafter referred to as "Employee").
     WHEREAS, Employer desires to promote Employee to Vice President for Scientific Affairs of Employer,
     WHEREAS, Employer and Employee entered into that certain employment agreement dated December 29, 1995 (hereinafter referred to as the "1995 Agreement"), and
     WHEREAS, the parties desire to amend and restate in its entirety the 1995 Agreement,
     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants herein contained, and intending to be legally bound, hereby agree as follows:
     1. Employment. Employer employs Employee, and Employee accepts employment, as the Vice President for Scientific Affairs of Employer with powers and duties as may be determined, from time to time, by the Office of the Chief Executive.
     2. Term. The term of this Agreement shall begin on April 14, 1997 and shall terminate on the second anniversary hereof unless extended or sooner terminated pursuant to the provisions hereof or by mutual consent of the parties hereto (the "Term"). The Term hereof shall, from time to time and without further action of the parties hereto, extend for one additional year if, not later than Ninety (90) days prior to each anniversary hereof, Employer has not notified Employee of its intention to terminate this Agreement upon the next succeeding termination date.
     3. Compensation. Employer shall pay Employee compensation under this Agreement as set forth hereunder ("Compensation"):
          (a) Base Compensation. Base salary of $100,000 per year, payable weekly ("Salary"); provided, however, Employer shall review Employee's performance not later than six months from the date hereof and shall consider increasing Employee's Salary if, in Employer's discretion, such increase is warranted.
          (b) Incentive Compensation. Incentive Compensation as may, from time to time, be recommended by the Office of the Chief Executive and approved by Employer's Board of Directors. Provided, however, such Incentive Compensation, if any, shall be based upon, inter alia, the following factors: (1) the extent to which Employer attains its objectives relative to net sales, income from operations and net income, (2) the extent to which Employee, by virtue of his responsibilities, is able to, and does, influence the foregoing results, and (3) Employee's strategic contributions to Employer. Provided further, that any such incentive compensation shall not exceed Employee's Salary in any year.
     4. Stock Options. As additional compensation for services rendered, Employer grants to Employee, effective December 29, 1995, the right and option to purchase all or any part of an aggregate of 15,000 shares of Employer's Common Stock (the "Option"), subject to the vesting schedule set forth in subparagraph c hereof and the adjustments set forth in subparagraph g hereof, which Option is a nonqualified stock option. The Option is in all respects limited and conditioned as provided hereunder.
          (a) Purchase Price. Except as otherwise provided in subparagraph g hereof, the purchase price (the "Option Price") of the shares covered by the Option ("Option Shares") shall be $2.50, the closing price of Employer's Common Stock on the last day on which the Common Stock traded on the National Association of Securities Dealers Automated Quotation System (Nasdaq) preceding the date the Board of Directors approved the 1995 Agreement.
          (b) Option Term. Except as otherwise provided herein, the Option shall expire on the first to occur of: (i) Ninety (90) days following Employee's termination of employment with Employer, or (ii) January 1, 2007.
          (c) Exercise of Option. (i) Except as otherwise provided herein, the right of Employee to exercise the Option is conditioned upon Employee being in the employ of the Employer, whether pursuant to this Agreement or otherwise. The Option shall become exercisable in Three (3) equal installments in accordance with the following schedule:

                 Date Installment                       Number of
              Becomes Exercisable                     Option Shares

                   January 1, 1996                        5,000
                   January 1, 1997                        5,000
                   January 1, 1998                        5,000

          (ii) The Option may be exercised, in whole or in part, at any time or times prior to the expiration or other termination thereof.
          (iii) If this Agreement, and Employee's employment with Employer, is terminated other than For Cause (as defined in paragraph 9) prior to the expiration date of the Option, such Option may be exercised by Employee, to the extent the Option is exercisable on the date of such termination, or to any greater extent permitted by the Board of Directors, at any time prior to the earlier of: (i) Three (3) months after the date of termination, or
     (ii) the expiration date of such Option. Provided, however, if this Agreement, and Employee's employment, was terminated For Cause, Employee shall have no right to exercise this Option on or after the date of such termination.
          (iv) The Option shall accelerate and become 100% exercisable upon the occurrence of the following: (A) Employee's Legal Disability; (B) Employer's termination of this Agreement other than For Cause; (C) "Change in Control" of Employer (as hereinafter defined) or (D) termination of this Agreement by Employee for "Good Reason" (as hereinafter defined).
          (v) For purposes of this Agreement the following definitions apply:
          (A) "Legal Disability" shall mean either Employee has been unable to substantially perform his duties hereunder by reason of illness, accident or other physical or mental disability for a continuous period of 180 days or an aggregate period of 270 days during any continuous twelve-month period, or that in the opinion of the Board of Directors, such opinion to be derived from the reports of three (3) physicians of its choosing, Employee will be unable to substantially perform his duties hereunder by reason of illness, accident or other physical or mental disability for a continuous period of 180 days or an aggregate period of 270 days during any continuous twelve-month period.
          (B) "Good Reason" shall mean a breach by Employer of its obligations under this Agreement.
          (C) "Change in Control" shall mean: (1) the sale by Employer of all or substantially all of its assets to any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), the consolidation of Employer with any person, or the merger of Employer with any person as a result of which merger Employer is not the surviving entity, or if the surviving entity, Employer is owned by a parent company; or (2) the sale or transfer by one or more of Employer's shareholders in one or more transactions, related or unrelated, to one or more persons under circumstances whereby any person and its "affiliates" (as defined herein) shall own, as a result of such sale or transfer thereafter, at least Fifty percent (50%) of the outstanding shares of Employer. An "affiliate" shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other person.
          (d) Method of Exercising Option. (i) The Option may be exercised by giving written notice, in form substantially as set forth in Exhibit 1 hereof, to Employer at its principal office, specifying the number of Option Shares to be purchased and accompanied by payment in full of the aggregate purchase price for the Shares. Only full Shares shall be delivered and any fractional share which might otherwise be deliverable upon exercise of an Option granted hereunder shall be forfeited.
               (ii)  The  purchase  price  shall  be  payable  in  cash  or  its equivalent.
               (iii) Upon receipt of such notice and payment, Employer, within three (3) business days after Exercise, shall deliver or cause to be delivered a certificate or certificates representing the Shares with respect to which the Option is exercised. The certificate or certificates for such Shares shall be registered in the name of the person exercising the Option (or, if Employee shall so request in the notice exercising the Option, in the name of Employee and his spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option is exercised by any person after the death or Legal Disability of Employee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All shares purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable by Employer.
          (e) Non-transferability of Option. The Option is not assignable or transferable, in whole or in part, by Employee, otherwise than by will or by the laws of descent and distribution. During the lifetime of Employee, the Option shall be exercisable only by Employee or, in the event of his Legal Disability, by his legal representative.
          (f) Withholding of Taxes. The obligation of Employer to deliver Shares upon the exercise of any Option shall be subject to any applicable federal, state and local tax withholding requirements.
          (g) Adjustments. The number of Option Shares and the Option Price shall be adjusted as set forth herein:
               (i) In the event that a stock dividend shall be declared on the Common Stock payable in shares of the Common Stock, the Option Shares shall be adjusted by adding to each Option Share the number of shares which would be distributable thereon if such Option Share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend.
               (ii) In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of Employer whether through recapitalization, stock split, combination of shares, or otherwise, then there shall be substituted for each Option Share the number and kind of shares of stock or the securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.
               (iii) In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for shares of stock or other securities of another corporation, whether through reorganization, sale of assets, merger or consolidation in which Employer is the surviving corporation, then there shall be substituted for each Option Share the number and kind of shares of stock or the securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.
          (h) Share Ownership. Neither Employee nor Employee's legal representatives nor the executors or administrators of his estate shall be or be deemed to be the holder of any share of Common Stock covered by an Option unless and until a certificate for such share shall have been issued.
     5. Time and Efforts. Employee shall devote all of his business time and efforts to the affairs of Employer save as specifically otherwise authorized by the Board of Directors.
     6. Disclosure of Information. Employee recognizes and acknowledges that he will have access to certain confidential information of Employer and that such information constitutes valuable, special and unique property of Employer. Employee will not, during or after the term of his employment, disclose any of such confidential information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever unless ordered to do so by a court or other tribunal or government agency with jurisdiction over the subject matter and Employee. In the event of a breach or threatened breach by Employee of the provisions of this paragraph, Employer shall be entitled to an injunction restraining Employee from disclosing, in whole or in part, confidential information of Employer, or from rendering any services to any person, firm, corporation, association, or other entity to whom such confidential information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available to Employer for such breach or threatened breach, including the recovery of damages from Employee.
     7. Expenses. Employee may incur reasonable expenses for promoting Employer's business, including expenses for entertainment, travel, and similar items. Employer will reimburse Employee for all such expenses in accordance with Employer's applicable policies, rules and regulations as from time to time issued and amended.
     8. Insurance. During the term of this Agreement, Employee will be covered under Employer's Directors' and Officers' liability insurance to the same extent Employer's officers are covered.
     9. Termination of Agreement.
          (a) This Agreement may be terminated by Employer "For Cause". "For Cause" has the following meaning: If Employee willfully breaches or habitually neglects or fails to perform the duties which he is required to perform under the terms of this Agreement, materially fails to follow the reasonable directives or policies established by or at the direction of the Board of Directors, or conducts himself in a manner materially detrimental to the interests of Employer and such breach or failure of performance is not cured within Thirty (30) days of the delivery to Employee of written notice thereof, which notice shall have been approved by a majority of Employer's Board of Directors, Employer may terminate this Agreement and Employee's employment For Cause.
          (b) This Agreement may be terminated by Employee for: (i) Good Reason (as defined in paragraph 4(c)(v)(B)) if Employer fails to cure its breach of obligation within Thirty (30) days of the delivery to Employer of written  notice  of such  breach,  or (ii)  upon a  Change  in  Control  of
     Employer.
          (c) This Agreement, and therefore Employee's employment with Employer, shall terminate automatically upon Employee's death. If Employee has been unable to substantially perform his duties hereunder by virtue of his Legal Disability (as defined in paragraph 4(c)(v)(A)), and Employee has not resumed his duties to the satisfaction of the Board of Directors within Thirty (30) days of the delivery to Employee of written notice thereof, which notice shall have been approved by a majority of Employer's Board of Directors, Employer may terminate this Agreement and Employee's employment.
     10. Payments on Termination.
          (a) If, prior to the expiration of this Agreement, Employee's employment is terminated by Employee by reason of a Change in Control of Employer, or by Employer other than For Cause, Employer shall pay to
     Employee: (i) Employee's full Salary through the date of his termination, and (ii) an amount equal to the greater of the aggregate Salary payments which Employee would have received during the balance of the Term if such termination had not occurred, or $100,000. All such Salary payments shall be made not later than the fifth business day following the date of his termination.
          (b) During the Term, if Employee's employment is terminated For Cause, Employee shall receive, on the next normal pay date following the date of his termination, the Salary to which he is entitled through the date of his termination. Provided, however, Employee shall not be denied the benefits of paragraph 10(a) and those set forth in paragraph 4(c)(iv) unless the cause for termination is one of willful breach rather than neglect of duties as set forth in this Agreement.
          (c) Employee shall not be required to mitigate the amount of any payment provided for herein by seeking other employment or otherwise, nor shall the amount of any payment provided for herein be reduced by any compensation or retirement benefits heretofore or hereafter earned by Employee as the result of employment by any other person, firm or corporation.
     11. Restrictive Covenant. For a period of One (1) year after the termination by Employer For Cause or by Employee other than for Good Reason or pursuant to a Change in Control or expiration of this Agreement, Employee will not, within the greater of the currently existing marketing area of Employer or any future marketing area of Employer established during Employee's employment under the terms of this Agreement, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business related to wound care therapeutics or otherwise similar to the type of business conducted by Employer at the time of the termination or expiration of this Agreement. Provided, however, the aforementioned restrictions shall not be applicable to activities in which Employee was, and continued to be, engaged in on the date of this Agreement. In the event of Employee's actual or threatened breach of the provisions of this paragraph, Employer shall be entitled to an injunction restraining Employee therefrom. Nothing herein shall be construed as prohibiting Employer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Employee.
     12. Inventions Assignment.
          (a) Ownership of Inventions. Employee agrees that any and all inventions, discoveries or improvements relative to wound care or other products invented or discovered by Employee during the term of his employment, and improvements on any such inventions whenever made (hereinafter referred to as "Inventions"), shall immediately become the absolute property of Employer.
          (b) Cooperation as to Inventions. Employee agrees to make application for letters patent on such Inventions as Employer may deem necessary, desirable or useful and to sign and execute any and all documents incident to the filing, prosecution and perfection of said applications and letters patent issued thereon. Employer agrees to bear and defray the costs and expenses incident to the aforesaid obligations of Employee.
          (c) Assignment. Employee agrees that, without any royalties or further consideration, Employee will sell and assign, and hereby sells and assigns, all of Employee's right, title and interest to Inventions to Employer. Employee will sell and assign, and hereby sells and assigns, to Employer the exclusive right to apply for and obtain patents on Inventions in the United States and such foreign jurisdictions as Employer may select.
          (d) Termination of Employment. The termination or cancellation of the employment of Employee shall not relieve Employee of his obligations under this paragraph 12.
     13. Outplacement Assistance. In the event this Agreement is terminated or not renewed by Employer other than For Cause, Employer shall render to Employee reasonable and appropriate outplacement assistance.
     14. Waiver of Breach. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee. No waiver shall be valid unless in a writing signed by an authorized officer of Employer and approved by an absolute majority of Employer's board of directors.
     15. Assignment. Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer.
     16. Entire Agreement. This Agreement contains this entire understanding of the parties. It may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought to be charged.
     IN WITNESS WHEREOF, the parties have set their hands and seals the day and year first written above.

                            EMPLOYER
                            DERMA SCIENCES, INC.



                            By: /s/ Edward J. Quilty
                                --------------------
                                Edward J. Quilty, Chairman



                            By: /s/ John T. Borthwick
                                -----------------------
                                John T. Borthwick, President



                            EMPLOYEE



                            By: /s/ Robert P. DiGiovine, RPh
                                ----------------------------
                                Robert P. DiGiovine, RPh

                                    EXHIBIT 1
                              DERMA SCIENCES, INC.
                       NOTICE OF EXERCISE OF STOCK OPTION

     I hereby exercise the nonqualified stock options granted to me as of _______________ by Derma Sciences, Inc. with respect to the following number of shares of Derma Sciences, Inc. Common Stock, $.01 par value per share, ("Shares") covered by said option:
     Number of Shares to be purchased: ________________
     Option price per Share: ________________
     Total option price: ________________
     Enclosed is my check in the amount of $_________. Please have the certificate or certificates representing the purchased Shares registered in the following name(s)1 ______________________________________and sent to
_________________________________.


DATED: ______________, ____.

                                  OPTIONEE



                                  __________________________________



--------------------------
1Certificates may be registered in the name of the Optionee alone or in the joint names of the Optionee and his spouse.